SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                              ---------------------



                                   FORM 8 - K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                December 30, 1999
                               ------------------
                                (Date of Report)

                             AREMISSOFT CORPORATION
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


       STATE OF DELAWARE                  7372                   68-0413929
-------------------------------       --------------        --------------------
(State or other jurisdiction           (Commission             (IRS Employer
      of incorporation)                File Number)          Identification No.)


                     200 Central Park South, #23-A, New York, NY       10019
                     -------------------------------------------    ----------
                      (Address of principal executive offices)      (Zip Code)

       Registrant's telephone number, including area code: (212) 765-7383



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Item 2.  Acquisition or Dispositions of Assets

          On December 29, 1999, pursuant to a Share Purchase Agreement ("Agreement') dated December 17, 1999, AremisSoft Corporation ("AremisSoft"), through its wholly owned subsidiary AremisSoft (E.E. M.E. A.), a Cyprus corporation, acquired all of the outstanding capital stock of e-nnovations.com, an India corporation ("e-nnovations"). As a result of the acquisition, e-nnovations has become a wholly-owned subsidiary of AremisSoft.

        Under the terms of the Agreement, AremisSoft acquired all of the outstanding shares of e-nnovations for approximately $14.5 million in an all cash transaction. AremisSoft funded the acquisition utilizing working capital. A copy of the Agreement is included herein as Exhibit 10.5 and is incorporated by reference into this Item 2. The foregoing description is qualified in its entirety by reference to the exhibit.

        The consideration paid by AremisSoft for the outstanding capital stock of e-nnovations pursuant to the Agreement was determined through negotiations that took into account various factors concerning the business of e-nnovations including, among other things, the market value of comparable companies.

        As a supplier of internet, workflow and other advanced technology software, applications and services, e-nnovations has assisted AremisSoft during the past two years in the modernization of certain enterprise applications. Through this acquisition, AremisSoft intends to combine e-nnovations technology and application skills with AremisSoft's enterprise applications to help enable AremisSoft to offer a broader array of products and services, including internet-based applications. The principal offices of e-nnovations are located in Banglador, India.


Item 7.  Financial Statements and Exhibits.

        (a)    FINANCIAL STATEMENTS OF E-NNOVATIONS.COM.

               1. The  Financial  Information  required to be filed  pursuant to
Item 7(a) of Form 8-K will be filed on a Form 8-K/A as soon as practicable, but in no event later than 60 days from the filing date of this Form 8-K.

        (b)    PRO FORMA FINANCIAL INFORMATION.

               1. The Pro Forma Financial Information required to be filed pursuant to Item 7(b) of Form 8-K will be filed on a Form 8-K/A as soon as practicable, but in no event later than 60 days from the filing date of this Form 8-K.


        (c)    EXHIBITS.

                10.5 Share Purchase Agreement dated as of December 17, 1999.


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                                         Signatures


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated: December 29, 1999                    AREMISSOFT CORPORATION


                                      By: /s/ DR. LYCOURGOS K. KYPRIANOU
                                              ----------------------------------
                                              Dr. Lycourgos K. Kyprianou
                                              Chairman & Chief Executive Officer